Exhibit 4.8
THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
     This Third Amendment to Fourth Amended and Restated Registration Rights Agreement (this “Amendment”) is entered this 19th day of October 2009, by and among BroadSoft, Inc., a Delaware corporation (the “Company”), the parties listed on Exhibit A as “Series E-1 Investors” (the “Series E-1 Investors”), and the other parties listed on the signature pages hereof (the “Investors”).
Recitals
     Whereas, in connection with the Company’s Series D Preferred Stock financing, the Company, the Investors, and certain other parties have previously entered into that certain Fourth Amended and Restated Registration Rights Agreement, dated as of June 26, 2007 (as amended on November 25, 2008 and on December 23, 2008, the “Agreement”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.
     Whereas, the Company has entered into a certain Agreement and Plan of Merger and Reorganization, dated as of October 6, 2009 (the “Merger Agreement”), with BroadSoft PacketSmart, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Packet Island, Inc., a Delaware corporation, the Series E-1 Investors and Jim Andelman as the Agent for the Series E-1 Investors, pursuant to which the Company is issuing shares of its Series E-1 Convertible Preferred Stock (“Series E-1 Preferred”) to the Series E-1 Investors.
     Whereas, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that each Series E-1 Investor who will be receiving shares of Series E-1 Preferred become a party to the Agreement by executing this Amendment.
     Whereas, Section 2.3 of the Agreement provides that such agreement may be amended if the Company agrees thereto and obtains the written consent of persons holding or having the right to acquire in the aggregate a majority of the Registrable Securities then outstanding.
     Whereas, the Company, the Investors party hereto who hold or have the right to acquire in the aggregate a majority of the Registrable Securities then outstanding, and the Series E-1 Investors desire to amend the Agreement as set forth herein to cause the Series E-1 Investors to become parties to the Agreement and to make the other amendments set forth herein.
Agreements
     Now, Therefore, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

     1. Amendment to Definition of “Investors”. Pursuant to this Amendment, (a) the definition of “Investors” is hereby amended to include the Series E-1 Investors, and (b) Exhibit A to the Agreement is hereby supplemented to include the Series E-1 Investors listed on Exhibit A to this Amendment.
     2. Amendment to Section 1.1(h). Pursuant to this Amendment, the definition of “Registrable Securities” in Section 1.1(h) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:
          (h) The term “Registrable Securities” means (i) the Investors’ Common Shares or any Common Stock issued as a dividend or other distribution with respect to, in exchange for, or in replacement of Investors’ Common Shares, (ii) shares of Common Stock issued upon conversion of the Series B-1 Shares, Series C-1 Shares, Series D Shares, Series E Shares, and Series E-1 Shares, (iii) any other shares of Common Stock acquired on or after the date hereof by any Investor, and (iv) for all purposes of this Agreement other than Section 1.2, shares of Common Stock issued upon exercise of the ORIX Warrant, and any Common stock issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, such shares of Common Stock; provided, however, that any shares previously sold pursuant to a registered public offering or pursuant to an exemption from the registration requirements of the 1933 Act under which the transferee does not receive “restricted securities” shall cease to be Registrable Securities.
     3. Addition of Sections 1.1(t) and 1.1(u). Pursuant to this Amendment, the following definitions are hereby added to Section 1.1:
          (t) The term “Series E-1 Preferred Stock” means the Company’s Series E-1 Convertible Preferred Stock, $0.01 par value per share.
          (u) The term “Series E-1 Shares” means the shares of the Company’s Series E-1 Preferred Stock issued pursuant to the Agreement and Plan of Merger and Reorganization, dated as of October 6, 2009, by and among the Company, BroadSoft PacketSmart, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Packet Island, Inc., a Delaware corporation, the parties listed on Exhibits A-1 and A-2 thereto (the “Series E-1 Investors”) and Jim Andelman as the Agent for the Series E-1 Investors.
     4. Series E-1 Investors Made Parties. By virtue of each Series E-1 Investor’s execution and delivery of this Amendment, each such Series E-1 Investor is hereby made a party to the Agreement.
     5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     6. Effectiveness. This Amendment shall become effective upon the execution hereof by the Company, persons holding or having the right to acquire in the aggregate at least a majority of the aggregate of the Registrable Securities then outstanding, and the Series E-1 Investors.

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     7. Governing Law. This Amendment shall be deemed a contract made under the laws of the State of Delaware and, together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such State.
     8. Continuing Effect. Other than as set forth in this Amendment, all of the terms and conditions of the Registration Rights Agreement shall continue in full force and effect.
[Signature Pages Follow]

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     In Witness Whereof, the parties have executed this Third Amendment to Fourth Amended and Restated Registration Rights Agreement as of the day and year first above written.

COMPANY:	BROADSOFT, INC.
	By:	/s/ Mary Ellen Seravalli
		Name:	Mary Ellen Seravalli
		Title:	Vice President, General Counsel, and Secretary

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

/s/ Joseph Lin
(Signature)
Joseph Lin (Print Name of Investor)

(Name and Title of Authorized Representative)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

/s/ Paul Ping-Jen Lin
(Signature)
Paul Ping-Jen Lin (Print Name of Investor)

(Name and Title of Authorized Representative)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

/s/ Jean Lin Nguyen
(Signature)
Jean Lin Nguyen (Print Name of Investor)

(Name and Title of Authorized Representative)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

/s/ Jim Andelman
(Signature)
Rincon Venture Partners, L.P. By: Rincon Venture Partners, LLC Its: General Partner Jim Andelman, Manager

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

/s/ John M. Davidson, Trustee

(Signature)

Davidson Family Trust dated 7/9/87
(Print Name of Investor)

John M. Davidson, Trustee
(Name and Title of Authorized Representative)
[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

/s/ Henry Wong
(Signature)
Henry Wong (Print Name of Investor) self (Name and Title of Authorized Representative)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

/s/ Karthick Sankarachary
(Signature)
Karthick Sankarachary (Print Name of Investor)

(Name and Title of Authorized Representative)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

/s/ Oliver Helleboid
(Signature)
Oliver Helleboid (Print Name of Investor)

(Name and Title of Authorized Representative)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

/s/ Praveen Kumar Prabhakaran
(Signature)
Praveen Kumar Prabhakaran (Print Name of Investor)

(Name and Title of Authorized Representative)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

/s/ Siva Panchanatham
(Signature)
Softsmith Infotech (Print Name of Investor) Siva Panchanatham, President (Name and Title of Authorized Representative)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

/s/ David S. Clark
(Signature)
David S. Clark (Print Name of Investor)

(Name and Title of Authorized Representative)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

/s/ Arul Iyyavoo
(Signature)
Arul Iyyavoo (Print Name of Investor)

(Name and Title of Authorized Representative)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

/s/ Sridar Kandaswamy
(Signature)
Sridar Kandaswamy (Print Name of Investor)

(Name and Title of Authorized Representative)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

Garage Technology Ventures I, L.P. By: Garage Technology Ventures
/s/ William M. Reichert
(Signature)
William M. Reichert, Managing Director (Name and Title of Authorized Representative)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

Garage California Entrepreneurs Fund, L.P. By: Garage Technology Ventures
/s/ William M. Reichert
(Signature)
William M. Reichert, Managing Director (Name and Title of Authorized Representative)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

Startup Capital Ventures, L.P. By: Startup Capital Ventures, LLC, General Partner
/s/ Timothy Dick
(Signature)
Timothy Dick, General Partner (Name and Title of Authorized Representative)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

/s/ Praveen Kumar Prabhakaran
(Signature)
Praveen Kumar Prabhakaran (Print Name of Investor)

(Name and Title of Authorized Representative)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

SERIES E-1 INVESTOR:

ANDREW ACZEL
/s/ Andy Aczel
(Signature)
Andy Aczel (Print Name of Investor)

(Name and Title of Authorized Representative)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

INVESTORS:	Bessemer Venture Partners IV L.P. By: Deer IV & Co. LLC, General Partner
	By:	/s/ J. Edmund Colloton
		Name:	J. Edmund Colloton
		Title:	Chief Operating Officer

Bessec Ventures IV, L.P. By: Deer IV & Co. LLC, General Partner
	By:	/s/ J. Edmund Colloton
		Name:	J. Edmund Colloton
		Title:	Chief Operating Officer

Plum Bush, Inc.
	By:	/s/ J. Edmund Colloton
		Name:	J. Edmund Colloton
		Title:	Attorney-in-Fact

Cove Ventures, LLC
	By:	Cove Road Associates, LLC,
	Its:	Managing Member

	By:	/s/ J. Edmund Colloton
		Name:	J. Edmund Colloton
		Title:	Attorney-in-Fact

/s/ J. Edmund Colloton
Robert Goodman
(By J. Edmund Colloton, Attorney-in-Fact)

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

Charles River Partnership IX, A Limited Partnership By: Charles River IX GP Limited Partnership, General Partner
By:	/s/ Richard Burnes
Title: General Partner

Charles River Partnership IX-A, A Limited Partnership By: Charles River IX GP Limited Partnership, General Partner
By:	/s/ Richard Burnes
Title: General Partner

Charles River IX-B LLC By: Charles River Friends, Inc., Manager
By:	/s/ Richard Burnes
Title: Officer

Charles River IX-C LLC By: Charles River Friends, Inc., Manager
By:	/s/ Richard Burnes
Title: Officer

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

Columbia BroadSoft Investors, LLC By: Columbia Capital, L.L.C. Its: Managing Partner
By:	/s/ Donald A. Doering
	Name:	Donald A. Doering
	Title:	Executive Vice President

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

RRE Ventures III-A, L.P.
By:	/s/ Andrew Zalasin
Andrew Zalasin
General Partner

RRE Ventures III, L.P.
By:	/s/ Andrew Zalasin
Andrew Zalasin
General Partner

RRE Ventures Fund III, L.P.
By:	/s/ Andrew Zalasin
Andrew Zalasin
General Partner

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

Grotech Partners VI, L.P.
By:	Grotech Capital Group VI, LLC
Its General Partner

By:	/s/ Joseph R. Zell
Joseph R. Zell
General Partner

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

Meritech Capital Partners III, L.P.
By:	Meritech Capital Associates III, L.L.C.,
its General Partner

By:	Meritech Management Associates III,
L.L.C., a managing member

By:	/s/ Michael Gordon
Michael Gordon,
a Managing Member

Meritech Capital Affiliates III, L.P.
By:	Meritech Capital Associates III, L.L.C.,
its General Partner

By:	Meritech Management Associates III,
L.L.C., a managing member

By:	/s/ Michael Gordon
Michael Gordon,
a Managing Member

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

Comcast Interactive Capital, L.P. By: Comcast CICG GP, LLC Its: General Partner By: Comcast Capital Corporation Its: Manager
By:	/s/ Sandra W. Crowell
	Name:	Sandra W. Crowell
	Title:	Assistant Treasurer

[Signature Page to Third Amendment to
Fourth Amended and Restated Registration Rights Agreement]

EXHIBIT A
SERIES E-1 INVESTORS
Joseph Lin
Paul Lin
Jean Lin Nguyen
Rincon Venture Partners, L.P.
John Davidson
Henry Wong
Karthick Sankarachary
Olivier Helleboid
Praveen Kumar
Softsmith Infotech
David Clark
Arul Iyavoo
Sridhar Kandaswamy
Garage Technology Ventures I, L.P.
Garage California Entrepreneurs Fund, L.P.
Startup Capital Ventures, L.P.
John M. Davidson, Trustee, Davidson Family Trust Dated 7/9/87
Praveen Kumar Prabhakaran
Andrew Aczel
Exhibit A
Series E-1 Investors